                                                                   Exhibit 2.1.0

                                                                  EXECUTION COPY

================================================================================


                          Nebco Evans Holding Company


                     --------------------------------------

                                  $100,387,000
                     12 3/8% Senior Discount Notes due 2007

                     --------------------------------------


                           --------------------------

                               PURCHASE AGREEMENT

                            DATED AS OF JULY 9, 1997

                           --------------------------

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation


================================================================================

                           Nebco Evans Holding Company

                        $100,387,000 Principal Amount of
                     12 3/8% Senior Discount Notes due 2007

                               PURCHASE AGREEMENT

                                                                    July 9, 1997


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

      Nebco Evans Holding Company, a Delaware corporation ("NEHC"), proposes to issue and sell an aggregate of $100,387,000 in principal amount of 12 3/8% Senior Discount Notes due 2007 (the "Senior Discount Notes") of the NEHC, to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ" or the "Initial Purchaser") to be issued pursuant to an indenture (the "Indenture") between NEHC and State Street Bank and Trust Company of Connecticut, N.A., as trustee (the "Trustee"). The Senior Discount Notes and the New Senior Discount Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes." Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

      The Senior Discount Notes are being issued and sold in connection with an Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 23, 1997, as amended, by and between the Company and the Pepsi Food Service division of PepsiCo, Inc. ("PFS"). The Asset Purchase Agreement provides that, subject to certain conditions as described therein, AmeriServe Food Distribution, Inc. (the "Company"), a wholly-owned subsidiary of NEHC, will acquire substantially all of the assets of PFS (the "Acquisition") for a purchase price of $830 million in cash and the assumption of certain liabilities (the "Asset Purchase Consideration").

            The proceeds to NEHC from the sale to the Initial Purchasers of the Senior Discount Notes (the "Proceeds") will be used to partially fund the contribution of cash from NEHC to the Company (the "Equity Contribution"), which the Company will use to partially fund the Asset Purchase Consideration. In addition to the Proceeds, the Company will generate funding for the Acquisition through (i) the consummation of the offering of 10 1/8% Senior Subordinated Notes due 2007, (ii) borrowings under a credit facility (the "New Credit Facility") with the financial institutions which are party thereto (the "Lenders") and Bank of America National Trust and Savings Association, as agent for the Lenders, to be entered into concurrently with the closing of the Acquisition and (iii) Accounts Receivable Transactions.

     1. ISSUANCE OF SECURITIES. The Senior Discount Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). NEHC has prepared a preliminary offering memorandum, dated June 23, 1997 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated July 9, 1997 (the "Offering Memorandum" and, together with the Preliminary Offering Memorandum, the "Offering Documents"), relating to the Senior Discount Notes.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Senior Discount Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF NEHC THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND, IN THE CASE OF CLAUSE (b), (c), (d), or (e), BASED UPON AN OPINION OF COUNSEL IF NEHC SO REQUESTS), (2) TO NEHC OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, NEHC agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from NEHC, the principal amount at maturity of all of the Senior Discount Notes offered in the Offering at a purchase price equal to 50.788% of such principal amount (the "Purchase Price").

     3. TERMS OF OFFERING. The Initial Purchaser will make offers (the "Exempt Resales") of the Senior Discount Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons (each, a "144A Purchaser") whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") or persons otherwise exempt under Regulation S of the Securities Act (together with QIBs, "Eligible Purchasers"). The Initial Purchaser will offer the Senior Discount Notes to Eligible Purchasers initially at a price equal to 54.788% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Senior Discount Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below), in substantially the form of Exhibit A hereto, for so long as such Senior Discount Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, NEHC will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to (A) Company's 12 3/8% new Senior Discount Notes due 2007 (the "New Senior Discount Notes") to be offered in exchange for the Senior Discount Notes, (such offer to exchange being referred to as the "Registered Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Senior Discount Notes, and to use their best efforts to cause such Registration Statements to be declared effective and consummate the Registered Exchange Offer. This Agreement, the Indenture, the Notes, and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

     4. DELIVERY AND PAYMENT. (a) Delivery of, and payment of the Purchase Price for, the Senior Discount Notes shall be made at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street New York, New York 10019 or at such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m. New York City time, on July 11, 1997 or at such other time as shall be agreed upon by NEHC and the Initial Purchaser. The time and date of such delivery and the payment are herein called the "Closing Date."

     (b) One or more Senior Discount Notes in definitive form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), or such other names as the Initial Purchaser may request upon at least one business day's notice to NEHC, having an aggregate principal amount corresponding to the aggregate principal amount of Senior Discount Notes sold pursuant to Exempt Resales to Eligible Purchasers (collectively, the "Master Notes"), shall be delivered by NEHC to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any taxes thereon duly paid by NEHC, against payment by the Initial Purchaser of the Purchase Price thereof by wire transfer in same day funds to the order of NEHC or as NEHC may direct. The Master Notes shall be made available to the Initial Purchaser for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     5. AGREEMENTS OF NEHC. NEHC covenants and agrees with the Initial Purchaser as follows:

          (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, to confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Senior Discount Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Documents (or any amendment or supplement thereto) untrue or that requires the making of any additions to or changes in the Offering Documents (or any amendment or supplement thereto) in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. NEHC shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Senior Discount Notes under any state securities or Blue Sky laws, and, if at any time any state securities commission or other regulatory authority shall issue any stop order or order suspending the qualification or exemption from qualification of any of the Senior Discount Notes under any state securities or Blue Sky laws, NEHC shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to NEHC, without charge, as many copies of the Offering Documents, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. NEHC consents to the use of the Offering Documents, and any amendments or supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

          (c) During such period as in the written opinion of counsel for the Initial Purchaser an Offering Memorandum is required by law to be delivered in connection with the Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser for so long as the Senior Discount Notes are outstanding (i) not to amend or supplement the Offering Documents, whether before or after the Closing Date, unless the Initial Purchaser shall previously have been advised thereof, and shall not have objected thereto within a reasonable time after being furnished a copy thereof, and (ii) to promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Documents that the Initial Purchaser reasonably believe necessary or advisable in connection with Exempt Resales or such market-making activities.

          (d) If, after the date hereof and prior to the earlier of the completion of all Exempt Resales by the Initial Purchaser and the 90th day after the Closing Date, any event shall occur as a result of which, in the judgment of NEHC or counsel to the Initial Purchaser, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading or if it is necessary to amend or supplement the Offering Memorandum to comply with any law, statute, rule or regulation, to forthwith prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Senior Discount Notes under the state securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request, to continue such registration or qualification in effect so long as required for the Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that NEHC shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which NEHC is not now so qualified, or take any action that would subject NEHC to general consent to service of process or taxation, other than as to matters and transactions relating to Exempt Resales, in any jurisdiction in which NEHC is not now so subject.

          (f) For so long as the Notes are outstanding, to furnish without charge to the Initial Purchaser promptly upon their becoming available (i) all reports or other publicly available information that NEHC shall mail or otherwise make available to NEHC's stockholders and (ii) all reports, financial statements and proxy or information statements filed by NEHC or its subsidiaries with the Commission or any national securities exchange and such other publicly available information concerning the business and financial condition of NEHC or its subsidiaries, including without limitation, press releases, as the Initial Purchaser may reasonably request.

          (g) To use the net proceeds from the sale of the Senior Discount Notes in the manner described in the Offering Memorandum (and any amendments or supplements thereto) under the caption "Use of Proceeds".

          (h) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated to pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to:

               (1) the preparation, printing, processing, duplicating, filing and distribution of the Offering Documents (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto;

               (2) the preparation, printing and delivery of the Operative Documents, the preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection herewith and with the Exempt Resales (including in each case any disbursements of counsel to the Initial Purchaser relating to such printing and delivery);

               (3) the issuance, transfer and delivery by NEHC of the Senior Discount Notes to the Initial Purchaser;

               (4) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in Section 5(e) (including, in each case, the fees and disbursements of counsel to the Initial Purchaser relating to such registration or qualification and memoranda relating thereto);

               (5) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with the Exempt Resales;

               (6) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof);

               (7) the rating of the Notes by investment rating agencies;

               (8) the fees, disbursements and expenses of NEHC's counsel and accountants;

               (9) all expenses and listing fees in connection with the application for quotation of the Senior Discount Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL");

               (10) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture and the Notes;

               (11) all fees and expenses (including fees and expenses of counsel to NEHC) of NEHC in connection with approval of the Notes by DTC for "book-entry" transfer; and

               (12) the performance by NEHC of its other obligations under this Agreement and the other Operative Documents.

          (j) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than a default by the Initial Purchaser) or if for any reason NEHC shall be unable or unwilling to perform their obligations hereunder, NEHC shall, except as otherwise agreed by the parties hereto, reimburse the Initial Purchaser for the fees and expenses to be paid or reimbursed pursuant to Section 5(i) above, and reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and expenses of counsel to the Initial Purchaser) reasonably incurred by the Initial Purchaser in connection with the transactions contemplated by this Agreement.

          (k) Prior to the consummation of the Exchange Offer, to furnish to the Initial Purchaser, as soon as they have been prepared by NEHC, a copy of any consolidated financial statements of NEHC for any period subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

          (l) Not to distribute prior to the Closing Date any offering material in connection with the offering and sale of the Senior Discount Notes other than the Offering Memorandum.

          (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Discount Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or the Eligible Purchasers of the Senior Discount Notes.

          (n) For so long as any of the Notes remain outstanding and during any period in which NEHC is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

          (o) To comply with all of their agreements set forth in the Registration Rights Agreement, and all agreements set forth in the representation letters of NEHC to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (p) To cause the Exchange Offer to be made in the appropriate form to permit registered New Senior Discount Notes to be offered in exchange for the Senior Discount Notes and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

          (q) To use its best efforts to cause the Notes to be eligible for trading through PORTAL and to obtain approval of the Notes by DTC for "book-entry" transfer.

     6. REPRESENTATIONS AND WARRANTIES. NEHC represents and warrants to the Initial Purchaser that:

          (a) The Offering Documents have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Offering Documents (or any amendment or supplement thereto) made in reliance upon information relating to the Initial Purchaser furnished to NEHC in writing by the Initial Purchaser expressly for use therein. NEHC acknowledges for all purposes under this Agreement that the statements set forth in the last paragraph on the cover page, the legend on the inside cover page and in the first sentence of the third paragraph, the first sentence of the fourth paragraph and the third sentences of the seventh and ninth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum constitute the only written information furnished to NEHC by the Initial Purchaser expressly for use in the Offering Documents (or any amendment or supplement thereto). No stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

          (b) Each of NEHC and its subsidiaries (i) has been, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly organized and validly existing as a corporation in good standing under the laws of its respective jurisdiction, (ii) has, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will have, all requisite corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and (iii) is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean, with respect to any Person, any effect or group of related or unrelated effects that (i) would be reasonably expected to result in a material adverse effect on the assets, properties, business, results of operations, condition (financial or otherwise) or prospects of NEHC and its subsidiaries, taken as a whole or (ii) would reasonably be expected to interfere with, adversely affect or question the validity of the execution, delivery and performance of any of the Operative Documents, the issuance of the Notes or the consummation of this Agreement.

          (c) All of the issued and outstanding shares of capital stock of NEHC and each of its subsidiaries have been duly and validly authorized and issued, and all of the shares of capital stock of each such subsidiary are owned, directly or indirectly, by NEHC. All such shares of capital stock are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights and are owned free and clear of any security interest, mortgage, pledge, claim, lien, limitation on voting rights or encumbrance (each, a "Lien"), except for Liens granted pursuant to the New Credit Facility. There are not currently, and will not be as a result of the Offering or the consummation of the Acquisition pursuant to the terms of the Asset Purchase Agreement, any outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other securities evidencing equity ownership interests in, NEHC or any of its subsidiaries.

          (d) NEHC has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Discount Notes to the Initial Purchaser.

          (e) Neither NEHC nor any of its subsidiaries is, and after giving effect to the Offering and the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, (i) in violation of its charter or bylaws, (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument, in each case, which is material to the conduct of the business of NEHC, to which NEHC is a party or by which it or any of NEHC's subsidiaries or their respective property is bound, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to NEHC, its subsidiaries or any of its assets or properties (whether owned or leased), other than violations or defaults that would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of NEHC, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except for such defaults that could not reasonably be expected to have a Material Adverse Effect.

          (f) None of (i) the execution, delivery or performance by NEHC of this Agreement and the other Operative Documents, (ii) the performance by NEHC of the Asset Purchase Agreement and consummation of the Acquisition pursuant to the terms of the Asset Purchase Agreement, (iii) the issuance and sale of the Notes by NEHC and (iv) the consummation by NEHC of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of NEHC or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of NEHC, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which NEHC is a party or by which any of its property is bound, or (3) any law or administrative regulation applicable to NEHC or any of its assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which NEHC was or is now a party or to which any of its properties may be subject. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) is required for the execution, delivery and performance of the Operative Documents and the valid issuance and sale of the Securities. No consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Documents, other than such consents and waivers as have been or will be obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained and made under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and state securities or Blue Sky laws and regulations.

          (g) This Agreement has been duly authorized and, when validly executed by NEHC and (assuming the due execution and delivery thereof by the Initial Purchaser) is a legally valid and binding obligation of NEHC, enforceable against it in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

          (h) NEHC has duly authorized the Indenture, and when NEHC has duly executed and delivered the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be the legally valid and binding obligation of NEHC, enforceable against NEHC in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (i) NEHC has duly authorized the Senior Discount Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will be the legally valid and binding obligations of NEHC, enforceable against NEHC in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (1) NEHC has duly authorized the New Senior Discount Notes and, when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the New Senior Discount Notes will be the legally valid and binding obligations of NEHC, enforceable against NEHC in accordance with their terms, except as the enforceability thereof may be
     (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (k) The Registration Rights Agreement has been duly authorized and when validly executed by NEHC will be (assuming the due execution and delivery thereof by the Initial Purchaser) the legally valid and binding obligation of NEHC, enforceable against NEHC in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (l) The Asset Purchase Agreement has been duly and validly authorized by NEHC and is a legally valid and binding agreement of NEHC, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions affecting or relating to the rights of creditors generally or by general principles of equity, and except as rights to indemnification may be limited by applicable law.

          (m) There is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, (i) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened, or, to the knowledge of NEHC, contemplated to which NEHC is or may be a party or to which the business or property of NEHC is or, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the best knowledge of NEHC, proposed by any governmental body or
     (iii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which NEHC is or may be subject that, in the case of clauses (i), (ii) and (iii) above, (1) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (2) could reasonably be expected to have a Material Adverse Effect or (3) would interfere with or adversely affect the issuance of the Senior Discount Notes.

          (n) There are no holders of any security of NEHC who by reason of the execution by NEHC of this Agreement or any other Operative Document or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that NEHC register under the Act, or analogous foreign laws and regulations, securities held by them.

          (o) NEHC has delivered to the Initial Purchaser true and correct executed copies of the Asset Purchase Agreement and all documents and agreements related thereto and there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto, except as have been delivered to the Initial Purchaser.

          (p) NEHC is not, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will not be, involved in any material labor dispute nor, to the knowledge of NEHC, is any material dispute threatened which, if such dispute were to occur, could have a Material Adverse Effect.

          (q) NEHC has not violated any safety or similar law applicable to its business, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such instances of noncompliance that, either singly or in the aggregate, could not have a Material Adverse Effect.

          (r) NEHC is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, in compliance with all applicable existing federal, state, local and foreign laws and regulations (collectively, "Environmental Laws") relating to the protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as defined below), except for such instances of noncompliance that, either singly or in the aggregate, could not have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as set forth in the Offering Memorandum, there is no alleged liability, or, to the best knowledge and information of NEHC, potential liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, or penalties) of NEHC or any of its subsidiaries arising out of, based on, or resulting from (1) the presence or release into the environment of any Hazardous Material at any location currently or previously owned by NEHC or any of its subsidiaries or at any location currently or previously used or leased by NEHC or any of its subsidiaries, or (2) any violation or alleged violation of any Environmental Law, except in each case with respect to clause (1) and (2), alleged or potential liabilities that, singly or in the aggregate, could not have a Material Adverse Effect.

          (s) NEHC and each of its Subsidiaries has and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will have, such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary or will be necessary, to own, lease and operate their respective properties and to conduct their respective businesses in the manner described in the Offering Memorandum, except for those permits the absence of which could not reasonably be expected to have a Material Adverse Effect; NEHC and each of its Subsidiaries has and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will have, fulfilled and performed all of its obligations with respect to such permits, except for such obligations the failure of which to be fulfilled or performed could not reasonably be expected to have a Material Adverse Effect and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, except for such event, that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and, except as described in the Offering Memorandum, such permits contain no restrictions that are or will be materially burdensome to NEHC or any of its Subsidiaries.

          (t) In connection with the Acquisition, NEHC has reviewed the effect of Environmental Laws and the disposal of hazardous or toxic substances or wastes, pollutants or contaminants on the business, assets, operations and properties of PFS and identified and evaluated associated costs and liabilities (including, without limitation, all material capital and operating expenditures required for clean-up, closure of properties and compliance with

     Environmental Laws, all permits, licenses and approvals, all related constraints on operating activities and all potential liabilities to third parties). On the basis of such reviews, including the indemnification provided by the Asset Purchase Agreement, NEHC has reasonably concluded that such associated costs and liabilities could not reasonably be expected to have a Material Adverse Effect.

          (u) NEHC and its subsidiaries own or possess free and clear of all Liens or has the right to use free and clear of any rights of third parties that adversely affect such use by NEHC and its subsidiaries and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will own or possess free and clear of all Liens or have the right to use free and clear of any rights of third parties that adversely affect such use by NEHC and its subsidiaries, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") presently employed by either of them or which are proposed to be employed by either of them in connection with the businesses now operated by either of them or which are proposed to be operated by them, except where the failure to own or possess such Intellectual Property could not, either singly or in the aggregate, have a Material Adverse Effect. The use of such Intellectual Property in connection with the business and operations of NEHC and its subsidiaries does not to NEHC's knowledge, infringe on the rights or claimed rights of any person. No other person is, to NEHC's knowledge, infringing upon any of the Intellectual Property of NEHC or has notified NEHC or any of its subsidiaries that it is claiming ownership of, or the right to use any Intellectual Property owned by NEHC or its subsidiaries. NEHC and its subsidiaries have taken all reasonable steps to protect the Intellectual Property from infringement by any other person, except where the failure to take such steps would not, individually or in the aggregate, have a Material Adverse Effect on NEHC. Other than in connection with the use of so-called "off-the-shelf" software and except as otherwise disclosed in the Offering Memorandum, neither NEHC nor its subsidiaries are obligated or under any liability whatsoever to make any payment in excess of $150,000 per fiscal year, in the aggregate, by way of royalties, fees or otherwise to any persons with respect to the use of the Intellectual Property. Neither NEHC nor any of its subsidiaries has received (i) any notice of infringement of or conflict with assessed rights of others with respect to any Intellectual Property or (ii) any notice of an action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property, which singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, might have a Material Adverse Effect on NEHC.

          (v) All tax returns required to be filed by NEHC or any of its subsidiaries in any jurisdiction have been filed, and all material taxes (including, without limitation, withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from any taxing authority) have been paid other than those being contested in good faith and for which adequate reserves have been provided. To the knowledge of NEHC, there are, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, no material proposed additional tax assessments against NEHC, any of its subsidiaries or the assets or property of NEHC or any of its subsidiaries.

          (w) NEHC and its subsidiaries have and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will have all certificates, consents, exemptions, orders, permits, franchises, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with and notices to, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license, operate and use their respective properties and assets and to conduct their business in the manner described in the Offering Memorandum except for such Authorizations the absence of which could not reasonably be expected to have a Material Adverse Effect on NEHC; all such Authorizations are and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will be valid and in full force and effect; NEHC and its subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and neither NEHC nor any of its subsidiaries has received any notice, or has any knowledge or belief (or any basis therefor), that any governmental body or agency is considering limiting, suspending or revoking any such Authorization.

          (x) Except as set forth in the Offering Memorandum and except as could not reasonably be expected to have a Material Adverse Effect on NEHC, (i) NEHC and its subsidiaries has and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will have good and marketable title, free and clear of all Liens except Liens for taxes not yet due and payable and Liens granted pursuant to the New Credit Facility, to all property and assets described in the Offering Memorandum as being owned by each of them. All leases to which NEHC or any of its subsidiaries is a party are and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will be valid and binding and, to the best of NEHC's knowledge, no default has occurred or is continuing thereunder which could reasonably be expected to have a Material Adverse Effect on NEHC, and NEHC and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which NEHC and its subsidiaries are a party as lessee with such exceptions as do not materially interfere with the use currently made by NEHC or its subsidiaries, as the case may be.

          (y) NEHC maintains and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will endeavor to maintain adequate insurance for its business and the value of its properties (including, without limitation, public liability insurance, third party property damage insurance and replacement value insurance), and, to the best of NEHC's knowledge, all such insurance is outstanding and in force as of the date hereof.

          (z) The financial statements, together with related notes forming part of the Offering Documents (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of NEHC on the basis stated in the Offering Documents at the respective dates or for the respective periods to which they apply, and such financial statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein and the other financial and statistical information and data set forth in the Offering Documents (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of NEHC. The pro forma financial data are, in all material respects, accurately presented and prepared in good faith on the basis of the assumptions described therein, and such assumptions are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (aa) NEHC maintains and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will maintain a system of internal accounting controls sufficient to provide assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (ab) Subsequent to the dates for which information is given in the Offering Documents and up to the Closing Date, unless set forth in the Offering Memorandum or NEHC has notified the Initial Purchaser: (i) NEHC has not incurred any liabilities or obligations, direct or contingent, which are or, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, could reasonably be expected to have a Material Adverse Effect on NEHC, nor has NEHC entered into any material transactions not in the ordinary course of business; (ii) there has not been any decrease in NEHC's capital stock or any increase in long-term indebtedness to meet working capital requirements or any material increase in short-term indebtedness of NEHC or any payment of or declaration to pay any dividends or any other distribution with respect to NEHC's capital stock; and (iii) there has not been any event or series of events that could reasonably be expected to have a Material Adverse Effect.

          (ac) Prior to and immediately after the issuance of the Senior Discount Notes and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, (i) the present fair saleable value of the assets of NEHC and its subsidiaries exceeded and will exceed the amount that will be required to be paid on, or in respect of, the debts and other liabilities (including contingent liabilities) of NEHC and its subsidiaries as they become absolute and matured, (ii) the assets of NEHC and its subsidiaries do not constitute and will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, and (iii) NEHC and its subsidiaries do not intend to, or believe that it will, incur debts or other liabilities beyond its ability to pay such debts and liabilities as they mature. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount than can reasonably be expected to become an actual or matured liability.

          (ad) Except as would not otherwise be unlawful, NEHC has not (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of NEHC to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased, or paid anyone other than the Initial Purchaser any compensation for soliciting purchases of, the Senior Discount Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of NEHC.

          (ae) Neither NEHC nor any of its subsidiaries nor any agent thereof acting on the behalf of them, has taken or will take any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

          (af) Neither NEHC nor any of its subsidiaries is or, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will be an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (ag) The accountants, Ernst & Young LLP, that have certified the financial statements and supporting schedules included in the Offering Memorandum are independent public accountants, as required by the Act and the Exchange Act. The historical financial statements, together with related schedules and notes, set forth in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

          (ah) When the Senior Discount Notes are issued and delivered pursuant to this Agreement, such Senior Discount Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of NEHC that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (ai) Assuming (i) that the representations and warranties of the Initial Purchaser in Section 7 hereof are true, (ii) that the Initial Purchaser complied with their covenants as set forth in Section 7 hereof,
     (iii) that none of the Eligible Purchasers is an affiliate of NEHC and (iv) that each of the Eligible Purchasers is a QIB or is purchasing the Senior Discount Notes pursuant to the exemption provided for under Regulation S, the purchase and resale of the Senior Discount Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising was used by NEHC or any of its representatives (other than the Initial Purchaser, as to whom NEHC makes no representation) in connection with the offer and sale of the Senior Discount Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Senior Discount Notes have been issued and sold by NEHC within the six-month period immediately prior to the date hereof.

          (aj) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Securities to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any employee benefit plan of NEHC. The representation made by NEHC in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Documents under the Section entitled "Notice to Investors."

          (ak) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date contains, and as of the Closing Date will contain, all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

          (al) None of NEHC, its subsidiaries or any of its or their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S with respect to the Senior Discount Notes, and NEHC, its subsidiaries and its or their affiliates and all persons acting on its or their behalf have complied or will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Senior Discount Notes outside the United States.

          (am) There is no "substantial U.S. market interest" as defined in rule 902(n) of Regulation S for the Senior Discount Notes or any security of the same class as the Senior Discount Notes.

          (an) The sale of the Senior Discount Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (ao) NEHC and its subsidiaries have complied with all of the provisions of Florida H.B. 1771, codified as Section 517.075, of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

     7. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants to NEHC as follows:

          (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Senior Discount Notes.

          (b) The Initial Purchaser (i) is not acquiring the Senior Discount Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Senior Discount Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to persons outside the United States in reliance on the exemption from the registration requirements of the Act provided by Regulation S.

          (c) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Senior Discount Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (d) The Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Senior Discount Notes only from, and will offer to sell the Senior Discount Notes only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Senior Discount Notes only to, and will solicit offers to buy the Senior Discount Notes only from, persons who in purchasing such Senior Discount Notes will be deemed to have represented and agreed (i) if such Eligible Purchasers are QIBs, that they are purchasing the Senior Discount Notes for their own account or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs, (ii) that such Senior Discount Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred, only (1) (a) inside the United States to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, (b) in a transaction meeting the requirements of Rule 144 under the Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (d) in accordance with another exemption from the registration requirements of the Act (and based in the case of clauses (b) and (c) above upon an opinion of counsel if NEHC so requests), (2) to NEHC or (3) pursuant to an effective registration statement under the Act, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, and (iii) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in (ii) above. Accordingly, the Initial Purchaser represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Senior Discount Notes, and it, or its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirements of Regulation S.

          (e) The Initial Purchaser represents and agrees that the Senior Discount Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions and that such securities have been and will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the Restricted Period and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act, which U.S. person will acquire an interest in a Transfer Restricted Security.

          (f) The Initial Purchaser agrees that, at or prior to confirmation of a sale of Senior Discount Notes (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Senior Discount Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:

          "The Senior Discount Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the same meanings assigned to them in Regulation S."

          The Initial Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Senior Discount Notes, except with its affiliates or with the prior written consent of NEHC.

          (g) The Initial Purchaser further represents and agrees that (i) it has not offered or sold and will not offer or sell any Senior Discount Notes to persons in the United Kingdom prior to the expiry of the period of six months from the issue date of the Senior Discount Notes, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United

     Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Senior Discount Notes in, from or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Senior Discount Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

          (h) The Initial Purchaser agrees that it will not offer, sell or deliver any of the Senior Discount Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Senior Discount Notes in such jurisdictions. The Initial Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose.

          (i) The Initial Purchaser agrees not to cause any advertisement of the Senior Discount Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Senior Discount Notes, except such advertisements as include the statements required by Regulation S.

          (j) The sale of the Senior Discount Notes in offshore transactions pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (k) The Initial Purchaser is not a pension or welfare plan (as defined in Section 3 of ERISA) and is not acquiring the Senior Discount Notes on behalf of a pension or welfare plan.

          (l) Prior to consummating the Eligible Resales, the Initial Purchaser shall have delivered a copy of the Offering Memorandum and any supplements or amendments thereto to each Eligible Purchaser.

          (m) The Initial Purchaser also understands that NEHC and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 9(d) and (e) hereof, counsel to NEHC and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.

     8. INDEMNIFICATION.

          (a) NEHC agrees to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchaser (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person (any person referred to in clause (i), (ii) or (iii) in such capacity may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or any Rule 144A Information provided by NEHC to any holder or prospective purchaser of Senior Discount Notes pursuant to
     Section 5(n) (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities, judgments, actions or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Initial Purchaser furnished in writing to NEHC by any of the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto); provided however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Initial Purchaser (or to the benefit of any person controlling the Initial Purchaser) on account of any such loss, claim, damage, liability, judgment, action or expense arising from the sale of Senior Discount Notes by the Initial Purchaser to any person if a copy of the Offering Memorandum, as it may be amended or supplemented, shall not have been delivered or sent to such person, at or prior to the confirmation of such sale, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Offering Memorandum was corrected in the Offering Memorandum, as it may have been amended or supplemented; provided that NEHC delivered the Offering Memorandum, as it may be amended or supplemented, to the Initial Purchaser in requisite quantity on a timely basis to permit such delivery or sending. NEHC also agrees to reimburse each Indemnified Person for any and all fees and expenses (including, without limitation, the reasonable fees and expenses of counsel) as they are incurred in connection with enforcing such Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Section 8). NEHC shall notify the Initial Purchaser promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves NEHC or an Indemnified Person.

          (b) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against NEHC, such Indemnified Person shall promptly notify NEHC in writing (provided, that the failure to give such notice shall not relieve NEHC of its obligations pursuant to this Agreement) and NEHC shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all reasonable fees and expenses (regardless of whether it is ultimately determined that an Indemnified Person is not entitled to indemnification hereunder). Such Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by NEHC, (ii) NEHC shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and NEHC and such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to NEHC (in which case NEHC shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that NEHC shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by the Initial Purchaser and that all such reasonable fees and expenses shall be reimbursed as they are incurred). NEHC shall not be liable for any settlement of any such action or proceeding effected without the prior written consent of NEHC, but if settled with the written consent of NEHC, which consent will not be unreasonably withheld, NEHC agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested NEHC to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second sentence of this paragraph, NEHC agrees that it shall be liable for any settlement of any proceeding effected without NEHC's written consent if (i) such settlement is entered into more than thirty (30) business days after receipt by NEHC of the aforesaid request, and (ii) NEHC shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or contested the reasonableness of such fees and expenses prior to the date of such settlement. NEHC shall not, without the prior written consent of each Indemnified Person (which consent shall not unreasonably be withheld), settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

          (c) The Initial Purchaser agrees to indemnify and hold harmless NEHC, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) NEHC and the officers, directors, partners, employees, representatives and agents of each such person to the same extent as the foregoing indemnity from NEHC to each of the Indemnified Persons, but only with respect to claims, actions, losses, damages, liabilities, judgments or expenses based on information relating to the Initial Purchaser furnished in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendments or modifications thereto); provided however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser, as set forth on the cover page of the Offering Memorandum.

          (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments, actions and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party (or parties, as applicable) on the one hand and the indemnified party (or parties, as applicable) on the other hand from the offering of the Senior Discount Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party (or parties, as applicable) and the indemnified party, (or parties, as applicable) as well as any other relevant equitable considerations. The relative benefits received by NEHC on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of Initial Purchaser's discounts and commissions but before deducting expenses) received by NEHC bear to the total discounts and commissions received by the Initial Purchaser, in each case, as set forth on the table on the cover page of the Offering Memorandum. The relative fault of NEHC, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by NEHC, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          NEHC and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, judgments, actions or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Initial Purchaser (and the Initial Purchaser's related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount applicable to the Senior Discount Notes purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount equal to
     (i) the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission plus (ii) any amount paid or contributed by the Initial Purchaser pursuant to the Registration Rights Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The indemnity and contribution agreements of NEHC contained in this Section 8 are in addition to any liability or obligation which NEHC may otherwise have to the Indemnified Persons and the indemnity and contribution agreements of the Initial Purchaser contained in this Section 8 are in addition to any liability or obligation which the Initial Purchaser may otherwise have to NEHC, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) NEHC and the officers, directors, partners, employees, representatives and agents of each such person.

     9. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The several obligations of the Initial Purchaser to purchase and pay for the Senior Discount Notes as provided herein, shall be subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of NEHC contained in this Agreement shall be true and correct on the Closing Date, with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. NEHC shall have performed or complied with its obligations and agreements and satisfied the conditions to be performed, complied with or satisfied by it on or prior to the Closing Date.

          (b) (1) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 9:00 a.m., New York City time, on the day following the date of this Agreement, or at such later date and time as to which the Initial Purchaser may approve;

               (2) no action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would, as of the Closing Date, prevent the issuance of the Senior Discount Notes;

               (3) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date or, to the best knowledge of NEHC, threatened against, NEHC which would prevent the issuance of the Senior Discount Notes; and

               (4) no stop order preventing the use of the Offering Documents, or any amendment or supplement thereto, or suspending the qualification or exemption from qualification of the Senior Discount Notes for sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending threatened or, to NEHC's knowledge contemplated.

          (c) (1) (i) Since the date of the latest balance sheet in the Offering Memorandum, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the assets, properties, business, results of operations, condition (financial or otherwise) or prospects, whether or not arising in the ordinary course of business, of NEHC and its subsidiaries, taken as a whole, (ii) since the date of the latest balance sheet included in the Offering Memorandum, there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or in the long-term debt, or material increase in short-term debt, of NEHC and its subsidiaries, taken as a whole, from that set forth in the Offering Memorandum and (iii) except as set forth in the Offering Memorandum, neither NEUC nor any of its subsidiaries shall have any liability or obligation, direct or contingent, which is material to NEHC;

               (2) NEHC shall not have any material liability or obligation, direct or contingent, other than those reflected in the Offering Memorandum; and

               (3) the Initial Purchaser shall have received certificates dated the Closing Date, signed on behalf of NEHC by (i) the President and
          (ii) the Chief Financial Officer of NEHC, confirming all matters set forth in Sections 9(a), (b) and (c) hereof.

          (d) On the Closing Date, the Initial Purchaser shall have received an opinion (satisfactory to the Initial Purchaser and counsel to the Initial Purchaser) dated the Closing Date, of Wachtell, Lipton, Rosen & Katz, counsel for NEHC, substantially to the effect that:

               (1) Each of NEHC and its subsidiaries (i) is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly organized and validly existing as a corporation in good standing under the laws of its respective jurisdiction, (ii) has, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will have, all requisite corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and (iii) is, and after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.

               (2) All of the issued and outstanding shares of capital stock of, or other securities evidencing equity ownership interests in, NEHC and each of its subsidiaries have been duly and validly authorized and issued, and, except as otherwise disclosed in the Offering Memorandum, all of the shares of capital stock of, or other securities evidencing equity ownership interests in, each such subsidiary are owned, directly or indirectly, by NEHC. All such shares of capital stock are fully paid and non-assessable and have not been issued in violation of any preemptive or similar rights and are owned free and clear of any Lien, except for Liens granted pursuant to the New Credit Facility. There are not currently, and will not be as a result of the Offering or the consummation of the Acquisition pursuant to the terms of the Asset Purchase Agreement, any outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other securities evidencing equity ownership interests in, NEHC or any of its subsidiaries.

               (3) NEHC has all requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party, and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Senior Discount Notes to the Initial Purchaser.

               (4) Neither NEHC nor any of its subsidiaries is, and after giving effect to the Offering and the Acquisition pursuant to the terms of the Asset Purchase Agreement will be, (i) in violation of its charter or bylaws or partnership agreement, as the case may be, (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument, in each case which is material to the conduct of the business of NEHC, to which NEUC is a party or by which it or any of NEHC's subsidiaries or their respective property is bound, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to NEHC, its subsidiaries or any of its assets or properties (whether owned or leased), other than violations or defaults that would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of NEHC, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except for such defaults that could not reasonably be expected to have a Material Adverse Effect.

               (5) None of (i) the execution, delivery or performance by NEHC of this Agreement and the other Operative Documents, (ii) the performance by NEHC of the

          Asset Purchase Agreement and consummation of the Acquisition pursuant to the terms of the Asset Purchase Agreement, (iii) the issuance and sale of the Notes by NEHC and (iv) the consummation by NEHC of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," will conflict with or constitute a breach of any of the terms or provisions of, or, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien or encumbrance on any properties of NEHC or an acceleration of indebtedness pursuant to, (1) the charter or bylaws of NEHC (2) to the best of its knowledge, any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which NEUC is a party or by which any of its property is bound, or (3) any law or administrative regulation applicable to NEHC or any of its assets or properties, or any judgment, order or decree of any court or governmental agency or authority entered in any proceeding to which NEHC was or is now a party or to which any of its properties may be subject except as would not have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any regulatory body, administrative agency, or other governmental agency (except as securities or Blue Sky laws of the various states may require) is required for the execution, delivery and performance of the Operative Documents and the valid issuance and sale of the Securities. No consents or waivers from any person are required to consummate the transactions contemplated by the Operative Documents or the Offering Documents, other than such consents and waivers as have been or will be obtained prior to the Closing Date or, in the case of the Registration Rights Agreement and the transactions contemplated thereby, will be obtained and made under the Act, the Trust Indenture Act and state securities or Blue Sky laws and regulations.

               (6) This Agreement has been duly authorized and, when validly executed by NEHC and (assuming the due execution and delivery thereof by the Initial Purchaser) is a legally valid and binding obligation of NEHC, enforceable against NEHC in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally,
          (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity) and (iii) limited by securities laws prohibiting or limiting the availability of, and public policy against, indemnification or contribution.

               (7) NEHC has duly authorized the Indenture, and when NEHC has duly executed and delivered the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture will be the legally valid and binding obligation of NEHC, enforceable against NEHC in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (8) NEHC has duly authorized the Senior Discount Notes and, when issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will be the legally valid and binding obligations of NEHC, enforceable against NEHC in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (9) NEHC has duly authorized the New Senior Discount Notes and, when issued and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the New Senior Discount Notes will be the legally valid and binding obligations of NEHC, enforceable against NEHC in accordance with their terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (10) The Registration Rights Agreement has been duly authorized and when validly executed by NEHC will be (assuming the due execution and delivery thereof by the Initial Purchaser) the legally valid and binding obligation of NEHC, enforceable against NEHC in accordance with its terms, except as the enforceability thereof may be (i) subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and (ii) limited by general principles of equity (whether considered in a proceeding at law or in equity).

               (11) The Asset Purchase Agreement has been duly and validly authorized by NEHC and is a valid and binding agreement of NEHC, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws and court decisions affecting or relating to the rights of creditors generally or by general principles of equity, and except as rights to indemnification may be limited by applicable law.

               (12) To the best knowledge of such counsel, there is and, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will be (i) no action, suit, proceeding or investigation before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending, threatened, or, to the knowledge of NEHC, contemplated to which NEHC is or may be a party or to which the business or property of NEHC is or, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the best knowledge of NEHC, proposed by any governmental body or (iii) no injunction, restraining order or order of any nature issued by a federal or state court of competent jurisdiction to which NEHC is or may be subject that, in the case of clauses (i), (ii) and (iii) above, (1) is required to be disclosed in the Offering Memorandum and that is not so disclosed, (2) might have a Material Adverse Effect or (3) would interfere with or adversely affect the issuance of the Senior Discount Notes.

               (13) To the best knowledge of such counsel, there is no contract or document concerning NEHC of a character required to be described in the Offering Memorandum that is not so described.

               (14) To the best knowledge of such counsel, there are no holders of any security of NEHC who by reason of the execution by NEHC of this Agreement or any other Operative Document or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that NEHC register under the Act, or analogous foreign laws and regulations, securities held by them.

               (15) The statements under the captions "Description of Notes," "Description of Indebtedness," "The Transactions," "The Acquisition" and "The Business-Litigation" in the Offering Memorandum, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are correct in all material respects.

               (16) Neither NEHC nor any of its subsidiaries nor any agent thereof acting on the behalf of them, has taken or will take any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation 6 (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, in each case as in effect now or as the same may hereafter be in effect on the Closing Date.

               (17) Neither NEHC nor any of its subsidiaries is or, after giving effect to the Acquisition pursuant to the terms of the Asset Purchase Agreement, will be an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

               (18) When the Senior Discount Notes are issued and delivered pursuant to this Agreement, such Senior Discount Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of NEHC that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

               (19) The Indenture is not required to be qualified under the Trust Indenture Act prior to the first to occur of (i) the Registered Exchange Offer and (ii) the effectiveness of the Shelf Registration Statement.

               (20) Assuming (i) that the representations and warranties of the Initial Purchaser in Section 7 hereof are true, (ii) that the Initial Purchaser complied with its covenants as set forth in Section 7 hereof, (iii) that none of the Eligible Purchasers is an affiliate of NEHC and (iv) that each of the Eligible Purchasers is a QIB, the purchase and resale of the Senior Discount Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act.

               (21) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statement and the notes thereto and schedules and other financial, statistical and accounting data included therein, as to which no opinion need be expressed), complied as to form in all material respects with the requirements of Rule 144A of the Act.

          In addition, such counsel shall state that it has participated in conferences with representatives of NEHC, representatives of NEHC's accountants, the Initial Purchaser's representatives and counsel for the Initial Purchaser, at which conferences the contents of the Offering Documents and related matters were discussed, and, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents (other than those that such counsel must opine on pursuant to Section 9(d)(15) of this Agreement), no facts have come to such counsel's attention which led it to believe that the Offering Memorandum, on the date thereof or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to the financial statements and data and related notes, the financial statement schedules and other financial, statistical and accounting data included in the Offering Documents).

          (e) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Latham & Watkins, in form and substance satisfactory to the Initial Purchaser.

          (f) The Initial Purchaser shall have received customary comfort letters from (i) Ernst & Young LLP, independent public accountants for NEHC and (ii) KPMG Peat Marwick LLP, independent public accountants for PFS, in each case, dated as of the date of this Agreement and as of the Closing Date, in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (g) NEHC and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (h) NEHC and the Initial Purchaser shall have entered into the Registration Rights Agreement for the benefit of the Initial Purchaser and the benefit of the other purchasers, in the form attached hereto as Exhibit A, and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (i) NEHC shall have fully performed or complied with any of the agreements herein contained and required to be performed or complied with by NEHC on or prior to the Closing Date.

          (j) Latham & Watkins shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

     10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

          (a) This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to NEHC if any of the following has occurred: (i) since the respective dates as of which information is given in the Offering Documents, any adverse change or development involving a prospective adverse change which would cause a Material Adverse Effect on NEHC, whether or not arising in the ordinary course of business, which would, in the Initial Purchaser's reasonable judgment, make it impracticable to market the Senior Discount Notes on the terms and in the manner contemplated in the Offering Documents; (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material change in economic conditions, if the effect of such outbreak, escalation, calamity, crisis or change on the financial markets of the United States or elsewhere would, in the Initial Purchaser's reasonable judgment, be material and adverse and make it impracticable to market the Senior Discount Notes on the terms and in the manner contemplated in the Offering Documents; (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or national market system; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Initial Purchaser's reasonable opinion causes or will cause a Material Adverse Effect; (v) the declaration of a banking moratorium by either federal or New York State authorities; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser's reasonable opinion has a material adverse effect on the financial markets in the United States.

          (b) If, on the Closing Date, the Initial Purchaser shall fail or refuse to purchase Senior Discount Notes in an aggregate principal amount that exceeds 10% of the total principal amount of the Senior Discount Notes and arrangements satisfactory to NEHC for the purchase of such Senior Discount Notes are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of NEHC, except as otherwise provided in this Section 10. In any such case that does not result in termination of this Agreement, the Initial Purchaser or NEHC may postpone the Closing Date for not longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Initial Purchaser from liability in respect of any default by the Initial Purchaser under this Agreement.

          (c) If this Agreement shall be terminated by the Initial Purchaser pursuant to clause (i) of paragraph (a) of this Section 10 or because of the failure or refusal on the part of NEHC to comply with the terms or to fulfill any of the conditions of this Agreement, NEHC agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of counsel) reasonably incurred by the Initial Purchaser. Notwithstanding any termination of this Agreement, NEHC shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof.

     11. AGREEMENT OF THE INITIAL PURCHASER.

     The Initial Purchaser agrees that, upon its receipt of any written notice from NEHC of the existence of any fact or the happening of any event that requires the making of any additions to or changes in any offering memorandum, registration statement or prospectus, or amendment or supplement thereto, referred to in Section 5(d) hereof in order that such document will not contain any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date such document was delivered, not misleading, the Initial Purchaser shall forthwith discontinue disposition of the applicable Notes pursuant to such document until (i) the Initial Purchaser receives from NEHC copies of an amended or supplemented document that NEHC states in writing may be used by the Initial Purchaser or (ii) the Initial Purchaser is advised in writing by NEHC that the use of such document may be resumed.

     12. MISCELLANEOUS.

          (a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to NEHC, to Nebco Evans Holding Company, 545 Steamboat Road, Greenwich, Connecticut 06830, Attention: President, (ii) if to the Initial Purchaser, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
     Syndicate Department, and (iii) if to the Initial Purchaser pursuant to
     Section 11 hereof, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department & Compliance Department, or in any case to such other address as the person to be notified may have requested in writing.

          (b) The respective indemnities, contribution agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Senior Discount Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any such person, (ii) acceptance of the Senior Discount Notes and payment for them hereunder and (iii) termination of this Agreement.

          (c) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon NEHC, the Initial Purchaser, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Senior Discount Notes from any of the Initial Purchaser merely because of such purchase.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

          (e) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement between NEHC and the Initial Purchaser.

          (f) In any provision hereunder purporting to give effect to the Acquisition, such statements are made with respect to facts known as of the date hereof (and not future events other than the consummation of the Acquisition) and are meant only to account for consummation of the Acquisition in accordance with the terms of the Asset Purchase Agreement.

          (g) All representations and warranties hereunder made by the Company or the Subsidiary Guarantors, and the opinions of Wachtell, Lipton, Rosen & Katz and Cassem, Tierney, Adams, Gotch and Douglas are qualified by the information contained in the Preliminary Offering Memorandum and the Offering Memorandum.

                            [signature pages follow]

                                   Very truly yours,

                                   NEBCO EVANS HOLDING COMPANY

                                   By: /s/ Raymond E. Marshall
                                      -------------------------------
                                       Name:  Raymond E. Marshall
                                       Title: President and Treasurer

The foregoing Purchase Agreement is
hereby confirmed and accepted as of
the date first above written.


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By:
   ------------------------------
   Name:
   Title:

                                   Very truly yours,

                                   NEBCO EVANS HOLDING COMPANY

                                   By:
                                      -------------------------------
                                       Name:
                                       Title:

The foregoing Purchase Agreement is
hereby confirmed and accepted as of
the date first above written.


DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

By: /s/ Tyler J. Wolfram
   ------------------------------
   Name:  Tyler J. Wolfram
   Title: Vice President

                                    EXHIBIT A

                     Form of Registration Rights Agreement